Registration No. 333-37154

As filed with the Securities and Exchange Commission on May 13, 2005

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PLEXUS CORP.

(Exact name of registrant as specified in its charter)

WISCONSIN	39-134447
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

55 Jewelers Park Drive
Neenah, Wisconsin	54957
(Address of Principal Executive Offices)	(Zip Code)

PLEXUS CORP. 2000 EMPLOYEE STOCK PURCHASE PLAN

and

PLEXUS CORP. 2005 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

JOSEPH D. KAUFMAN	Copy to:
Vice President, Secretary and General Counsel	KENNETH V. HALLETT
PLEXUS CORP.	Quarles & Brady LLP
55 Jewelers Park Drive	411 East Wisconsin Avenue
P.O. Box 156	Milwaukee, Wisconsin 53202
Neenah, Wisconsin 54957-0156

(Name and address of agent for service)

(920) 722-3451
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate	Amount of
to be Registered	Registered (1)	Share(2)	Offering Price(2)	Registration Fee
N/A*	N/A*	N/A*	N/A*	N/A*

      * This Amendment is being filed to include in this Registration Statement on Form S-8 (No. 333-37154) the Plexus Corp. 2005 Employee Stock Purchase Plan (the “2005 Plan”), which was approved by Plexus’ shareholders on February 9, 2005. Upon the expiration of the 2000 Employee Stock Purchase Plan (the “2000 Plan”), registered shares which are unissued under the 2000 Plan may be issued under the 2005 Plan (which commences thereafter).

POST-EFFECTIVE AMENDMENT TO INCLUDE THE 2005 PLAN

      This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-37154) is being filed to include the 2005 Plan. The 2005 Plan is the successor plan to the 2000 Plan. Registration Statement on Form S-8 (No. 333-37154) filed on May 16, 2000 shall remain effective until all of the shares registered thereby are sold under the 2000 Plan or the 2005 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents filed by Plexus Corp. (the “Registrant”) (Commission File No. 000-44824) with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended January 1, 2005 and April 2, 2005;

(c)	The Registrant’s Current Reports on Form 8-K dated November 8, 2004, November 18, 2004, February 9, 2005, April 1, 2005, April 4, 2005 and May 11, 2005;

(d)	The description of the Common Stock in the Registration Statement on Form 8-A dated July 18, 1986, as amended by Amendment No. 2 thereto dated May 20, 1999; and

(e)	The description of the Preferred Stock Purchase Rights in the Registration Statement on Form 8-A, dated August 17, 1998, as amended by Amendment No. 1 thereto dated December 6, 2000.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4. Description of Securities.

      Not applicable. See Item 3(d) above.

Item 5. Interests of Named Experts and Counsel.

      The legality of the shares of Common Stock registered hereunder are being passed on for the Registrant by Quarles & Brady LLP, the Registrant’s legal counsel.

Item 6. Indemnification of Directors and Officers.

      The Registrant is incorporated under the Wisconsin Business Corporation Law (“WBCL”). Under Section 180.0851(1) of the WBCL, the Registrant is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of the Registrant. In all other cases, the Registrant is required by Section 180.0851(2) of the WBCL to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was an officer or director of the Registrant, unless it is determined that he or she breached or failed to perform a duty owed to the Registrant and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858(1) of the WBCL provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Registrant’s articles of incorporation, bylaws, a written agreement or a resolution of the Board of Directors or shareholders.

      Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to 180.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

      Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

      Under Section 180.0833 of the WBCL, directors of the Registrant against whom claims are asserted with respect to the declaration of an improper dividend or other distribution to shareholders to which they assented are entitled to contribution from other directors who assented to such distribution and from shareholders who knowingly accepted the improper distribution, as provided therein.

      Article VIII of the Registrant’s Bylaws contains provisions that generally parallel the indemnification provisions of the WBCL and cover certain procedural matters not dealt with in the WBCL. Directors and officers of the Registrant are also covered by directors’ and officers’ liability insurance under which they are insured (subject to certain exceptions and limitations specified in the policy) against expenses and liabilities arising out of proceedings to which they are parties by reason of being or having been directors or officers.

Item 7. Exemption From Registration Claimed.

      Not applicable.

Item 8. Exhibits.

      See Exhibit Index following the signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Reference is made to the indemnification provisions described in Item 6 of this Registration Statement.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Neenah, State of Wisconsin, on May 13, 2005.

PLEXUS CORP. (Registrant)
By:	/s/ DEAN A. FOATE
Dean A. Foate,
President and Chief Executive Officer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dean A. Foate, F. Gordon Bitter and Joseph D. Kaufman, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

/s/ DEAN A. FOATE	/s/ STEVEN P. CORTINOVIS

Dean A. Foate, President, Chief Executive Officer and Director (Principal Executive Officer)	Steven P. Cortinovis, Director

/s/ F. GORDON BITTER	/s/ DAVID J. DRURY

F. Gordon Bitter, Vice President and Chief Financial Officer (Principal Financial Officer)	David J. Drury, Director

/s/ SIMON J. PAINTER	/s/ THOMAS J. PROSSER

Simon J. Painter, Corporate Controller (Principal Accounting Officer)	Thomas J. Prosser, Director

/s/ JOHN L. NUSSBAUM	/s/ DR. CHARLES M. STROTHER

John L. Nussbaum, Chairman and Director	Dr. Charles M. Strother, Director

/s/ RALF R. BOER	/s/ PETER KELLY

Ralf R. Boer, Director	Peter Kelly, Director

*Each of these signatures is affixed as of May 13, 2005.

PLEXUS CORP.
(the “Registrant”)
(Commission File No. 0-14553)

EXHIBIT INDEX
TO
FORM S-8 REGISTRATION STATEMENT

Incorporated Herein
Exhibit Number	Description	by Reference To	Filed Herewith
4.1	Restated Articles of Incorporation of Plexus Corp., as amended through March 13, 2001	Exhibit 3(i) to Plexus’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

4.2	Bylaws of Plexus Corp., as amended through March 7, 2001	Exhibit 3(ii) to Plexus’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

4.3(a)	Amended and Restated Shareholder Rights Agreement, dated as of August 13, 1998, (as amended through November 14, 2000) between Plexus and Firstar Bank, N.A. (n/k/a USBank, N.A.) as Rights Agent, including form of Rights Certificates	Exhibit 1 to the Plexus’ Form 8-A/A filed on December 6, 2000.

4.3(b)	Agreement of Substitution and First Amendment to the Amended and Restated Shareholder Rights Agreement dated as of December 5, 2002	Exhibit 4.2(b) to Plexus’ Annual Report on Form 10-K for the fiscal year ended September 30, 2002.

5	Opinion of Counsel		X

23.1	Consent of PricewaterhouseCoopers LLP		X

23.2	Consent of Counsel		Contained in Opinion filed as Exhibit 5

24	Powers of Attorney		Signature Page to this Registration Statement

99	2005 Employee Stock Purchase Plan	Exhibit B to the Registrant’s Proxy Statement dated December 29, 2004 for its Annual Meeting of Shareholders on February 9, 2005.